UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

ALTRA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201 Braintree, Massachusetts	02184
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 917-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Effective November 22, 2013, Altra Holdings, Inc. (the “Company”) changed its legal corporate name to Altra Industrial Motion Corp. We effectuated the name change through a short-form merger pursuant to Section 253 of the General Corporation Law of the State of Delaware where a subsidiary formed solely for the purpose of the name change was merged with and into us, with us as the surviving corporation in the merger. The merger had the effect of amending our Certificate of Incorporation to reflect our new legal name. A copy of the Certificate of Ownership and Merger effecting the name change, as filed with the Secretary of State of the State of Delaware, is attached hereto as Exhibit 3.1. By its terms, the Certificate of Ownership and Merger became effective at 11:59 p.m. Eastern Standard Time on November 22, 2013.

The merger and resulting name change do not affect our trading symbol, our CUSIP, nor the rights of our security holders, creditors, customers or suppliers. Other than the name change, we did not make any changes to our Certificate of Incorporation or our Bylaws.

Item 7.01 Regulation FD Disclosure.

On November 25, 2013, the Company issued a press release announcing the name change. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of Form 8-K, including Exhibits 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description

3.1	Certificate of Ownership and Merger, as filed with the Secretary of State of the State of Delaware on November 22, 2013

99.1	Press release of the Company, dated November 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altra Holdings, Inc.

/s/ Glenn E. Deegan
Name:	Glenn E. Deegan

Title:	Vice President, Legal and Human Resources, General Counsel and Secretary

Date: November 25, 2013

EXHIBIT INDEX

Exhibit No	Description

3.1	Certificate of Ownership and Merger, as filed with the Secretary of State of the State of Delaware on November 22, 2013

99.1	Press release of the Company, dated November 25, 2013